EXHIBIT 99.1

Nanophase Reports Third Quarter 2019 Financial Results

Announces 56% Growth for Year-Over-Year Formulated Product Sales

The Company’s financial conference call is scheduled for November 15, 2019 at 4pm EST

ROMEOVILLE, Ill., Nov. 14, 2019 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, today reported financial results for the third quarter and nine-month periods ended September 30, 2019.

“The growth driver in 2019 has been Solésence. We continue to be optimistic about the future of the business and about the growing demand for minerals-based sunscreens generally.  There has been no slowing down of any of the trends we’ve seen. We had fourteen new launches through September 2019, and reorders for the first eight products we launched in 2018. We expect similar, or greater, Solésence growth through 2020,” said Jess Jankowski, the Company’s President and CEO.  “Revenue from our largest Personal Care Ingredients customer was down through September, and will be down year-over-year. The comparative reduction was driven from 2018 'spot-buys,' inventory builds, and the loss of a significant downstream customer. This was offset to an extent by a successful new product launch through our largest customer, which we expect to continue to grow in 2020.”

Third Quarter 2019 Financial Highlights

  Revenue for the third quarter was $3.1 million in 2019 compared to $4.0 million in 2018.
  The net loss for the second quarter was $0.9 million, or $0.02 per share, in 2019, compared to a net loss of $0.1 million in 2018, or $0.00 per share, for 2018.

Nine Months Ended September 30, 2019 Financial Highlights

  Revenue for the first nine months of 2019 and 2018 was $10.1 million and $11.0 million respectively.
  The net loss for the first nine months of 2019 was $2.0 million, or $(0.06) per share, compared to a net loss of $1.0 million, or $(0.03) per share, for the comparable period of 2018.
  The Company finished the quarter with approximately $1.0 million in cash and cash equivalents.

Jankowski continued, “While Solésence has had excellent revenue growth during 2019, margins have been lower than anticipated due to inefficiencies in handling higher volume. We will have much more installed filling capacity by year-end to allow more efficient production. Additionally, our product mix should be more favorable as we focus on margin improvement.

“Our November 13, 2019 financing, from a strong advocate of our Nanophase and Solésence businesses, has supported us in our recovery from the revenue decline from our largest customer.  We are now focused on building our margins on both new and existing business, with additional growth being important, but secondary to achieving the self-sufficiency that profitability will bring.” Mr. Jankowski reiterated, “Capturing more margin, and having it drop to the bottom line is our top focus today.

“Our Solésence® finished products and our Personal Care Ingredients are in high demand by the market.   We believe the continued growth of our Solésence business will demonstrate this through 2020, and we expect growth in all of our minerals-based products and ingredients over the coming years.”

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the Company’s current and long-term prospects.

Third Quarter 2019 Conference Call
The Nanophase conference call, to be hosted by Jess Jankowski, the Company’s President & CEO, is scheduled for November 15, 2019, at 3:00 p.m. CST, 4:00 p.m. EST. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007.  The conference ID is 5570428.  Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the Company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the conference call announcement release.

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, as well as providing solutions for industrial product applications. Using a platform of patented and proprietary integrated technologies, the Company creates products with unique performance attributes from two ISO 9001 and ISO 14001 registered facilities. Nanophase delivers commercial quantity and quality engineered materials both as ingredients, and as part of fully formulated products, in a variety of formats.

Forward-Looking Statements
This press release contains words such as “expects,” ”shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed April 4, 2019. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)

	September 30,	December 31,
ASSETS	2019	2018

Current assets:
Cash and cash equivalents	$962,182	$1,345,492
Trade accounts receivable, less allowance for doubtful accounts
of $9,000 on September 30, 2019 and on December 31, 2018	1,373,053	828,417
Inventories, net	2,143,974	2,242,228
Prepaid expenses and other current assets	285,011	273,235
Total current assets	4,764,220	4,689,372

Equipment and leasehold improvements, net	2,164,202	1,864,881
Operating lease right-of-use assets	2,198,066	-
Other assets, net	13,094	14,928
	$9,139,582	$6,569,181

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, LB&T	$500,000	$-
Line of credit, related party	1,102,708	832,272
Current portion of finance lease obligations	228,281	218,203
Current portion of operating lease obligations	360,691	-
Accounts payable	994,339	1,607,406
Accrued expenses	960,516	979,243
Deferred revenue	469,226	-
Total current liabilities	4,615,761	3,637,124

Long-term portion of finance lease obligations	333,990	506,006
Long-term portion of operating lease obligations	2,128,036	500,000
Long-term loan, related party	500,000	-
Long-term deferred rent	-	343,867
Long-term deferred revenue	125,000	-
Asset retirement obligations	204,212	198,184
Total long-term liabilities	3,291,238	1,548,057

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 42,000,000 shares authorized; 38,136,792 and 33,911,792
shares issued and outstanding on September 30, 2019 and December 31, 2018, respectively	381,368	339,117
Additional paid-in capital	100,623,516	98,795,105
Accumulated deficit	(99,772,301)	(97,750,222)
Total stockholders' equity	1,232,583	1,384,000
	$9,139,582	$6,569,181

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue:
Product revenue, net	$3,043,036	$3,997,526	$9,796,944	$10,907,659
Other revenue	26,350	24,028	321,058	128,221
Net revenue	3,069,386	4,021,554	10,118,002	11,035,880

Operating expense:
Cost of revenue	2,506,720	2,964,159	7,839,443	8,164,050
Gross profit	562,666	1,057,395	2,278,559	2,871,830

Research and development expense	487,798	415,724	1,449,646	1,512,453
Selling, general and administrative expense	889,659	765,567	2,710,710	2,299,339
Income/(Loss) from operations	(814,791)	(123,896)	(1,881,797)	(939,962)
Interest income	-	-	-	-
Interest expense	47,139	11,741	140,282	31,641
Other, net	-	-	-	-
Income/(Loss) before provision for income taxes	(861,930)	(135,637)	(2,022,079)	(971,603)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(861,930)	$(135,637)	$(2,022,079)	$(971,603)

Net income/(loss) per share- basic and diluted	$(0.02)	$-	$(0.06)	$(0.03)

Weighted average number of basic and diluted
common shares outstanding	38,136,792	33,879,097	36,077,257	33,858,184

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue:
Product revenue, net	$3,043,036	$3,997,526	$9,796,944	$10,907,659
Other revenue	26,350	24,028	321,058	128,221
Net revenue	3,069,386	4,021,554	10,118,002	11,035,880

Operating expense:
Cost of revenue detail:
Depreciation	61,612	59,253	181,494	194,293
Non-Cash equity compensation	13,297	8,831	33,609	21,767
Other costs of revenue	2,431,811	2,896,075	7,624,340	7,947,990
Cost of revenue	2,506,720	2,964,159	7,839,443	8,164,050
Gross profit	562,666	1,057,395	2,278,559	2,871,830

Research and development expense detail:
Depreciation	12,250	9,597	36,699	29,179
Non-Cash equity compensation	15,804	15,373	42,196	22,373
Other research and development expense	459,744	390,754	1,370,751	1,460,901
Research and development expense	487,798	415,724	1,449,646	1,512,453

Selling, general and administrative expense detail:
Depreciation and amortization	5,159	4,881	15,948	15,308
Non-Cash equity compensation	34,746	34,295	103,414	85,742
Other selling, general and administrative expense	849,754	726,391	2,591,348	2,198,289
Selling, general and administrative expense	889,659	765,567	2,710,710	2,299,339
Income/(Loss) from operations	(814,791)	(123,896)	(1,881,797)	(939,962)
Interest income	-	-		-
Interest expense	47,139	11,741	140,282	31,641
Other, net	-	-		-
Income/(Loss) before provision for income taxes	(861,930)	(135,637)	(2,022,079)	(971,603)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(861,930)	$(135,637)	$(2,022,079)	$(971,603)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	47,139	11,741	140,282	31,641
Addback Depreciation/Amortization	79,021	73,731	234,141	238,780
Addback Non-Cash Equity Compensation	63,847	58,499	179,219	129,882

Adjusted EBITDA	$(671,923)	$8,334	$(1,468,437)	$(571,300)

COMPANY CONTACT
Investor Relations
630-771-6705